Fourth Quarter 2019 Improving Patient Outcomes Earnings Presentation | February 19, 2019 Reducing the Cost of Care®

FORWARD-LOOKING STATEMENTS These presentations contain forward-looking statements within the meaning of federal securities laws, including, among others, statements about our expectations, plans, strategies or prospects. We generally use the words “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “project,” “assume,” “guide,” “target,” “forecast,” “see,” “seek,” “can,” “should,” “could,” “would,” “intend” “predict,” “potential,” “strategy,” “is confident that,” “future,” “opportunity,” “work toward,” and similar expressions to identify forward-looking statements. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements. Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. Forward-looking statements speak only as of the date they are made, and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of these presentations are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in these presentations. The risks and uncertainties that may cause actual results to differ materially from Masimo’s current expectations are more fully described in Masimo’s reports filed with the U.S. Securities and Exchange Commission (SEC), including our most recent Form 10-K and Form 10-Q. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.masimo.com or upon request.

NON-GAAP FINANCIAL MEASURES The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude certain items that are more fully described in the Appendix. Management believes that adjustments for these items assist investors in making comparisons of period-to- period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on- going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies. The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) constant currency product revenue growth %, (ii) non-GAAP gross profit/margin %, (iii) non-GAAP SG&A expense, (iv) non- GAAP R&D expense, (v) non-GAAP operating expense %, (vi) non-GAAP operating income/margin %, (vii) non-GAAP earnings per diluted share and (viii) adjusted free cash flow. These non-GAAP financial measures may also assist investors in making comparisons of the company’s core operating results with those of other companies. Management believes constant currency product revenue growth, non-GAAP gross profit/margin, non-GAAP operating income/margin, non-GAAP net income, non-GAAP net income per diluted share, and adjusted free cash flow are important measures in the evaluation of the Company’s performance and uses these measures to better understand and evaluate our business. For additional financial details, including GAAP to non-GAAP reconciliations, please visit the Investor Relations section of the Company’s website at www.masimo.com to access Supplementary Financial Information.

Fourth Quarter 2019 Highlights  Total revenue, including royalty and other revenue, was $247.5 million Revenue  Product revenue increased 11.8% to $247.4 million, or 12.0% on a constant currency basis(1) Shipments  Shipments of noninvasive technology boards and monitors were 61,400  GAAP operating margin was 24.9% Profitability  Non-GAAP operating margin(1) was 25.7%  GAAP EPS was $0.92 per diluted share EPS  Non-GAAP EPS(1) was $0.91 per diluted share  Operating cash flow was $70.2 million Cash  Adjusted free cash flow(1) was $57.9 million  Cash and investments balance was $687.7 million (1) Non-GAAP measures shown have been adjusted for certain items that are fully described in the Appendix. Please visit the Investor Relations section of the Company’s website at www.masimo.com to access additional information related to our Non-GAAP adjustments and Supplementary Financial Information.

Fourth Quarter 2019 Results – GAAP(1) (in millions; except % and EPS) Q4 2019 Q4 2018 vs. Prior Year Comments Product revenue includes leased equipment revenues under ASC 842, which Product Revenue $247.4 $221.4 11.8% were ~$3M in Q4 2019. GAAP results include royalty and other (non-recurring) revenue. The royalty Royalty and Other Revenue $0.1 $1.7 (95.6%) agreement expired on 10/6/2018. Revenue $247.5 $223.1 10.9% Gross Margin 67.4% 66.5% 90 bps SG&A Expense 33.1% 33.0% 10 bps R&D Expense 9.5% 9.3% 20 bps Operating Expenses 42.6% 42.3% 30 bps GAAP operating margins increased 70 bps due to operational improvements Operating Margin 24.9% 24.2% 70 bps offset by the impact of lower royalty and other revenues and higher acquisition related costs. GAAP tax rate includes excess tax benefits from stock based compensation, Tax Rate 17.8% 15.5% 230 bps which were $2.6M in Q4 2019, compared to $0.3M in Q4 2018. GAAP EPS increased 10.8% due to operational improvements; offset by the GAAP EPS $0.92 $0.83 10.8% impact of lower royalty and other revenues, higher acquisition related costs and lower tax benefits from stock based compensation. (1) May not foot due to rounding.

Fourth Quarter 2019 Results – Non-GAAP[(1)]

(in millions; except % and EPS)	Q4 2019	Q4 2018	vs. Prior Year Reported	vs. Prior Year Constant Currency	Comments
Product Revenue	$247.4	$221.4	11.8%	12.0%	Product revenue includes leased equipment revenues under ASC 842, which were ~$3M in Q4 2019.
Royalty and Other Revenue	-	-	-	-	Non-GAAP results exclude royalty and other (non-recurring) revenue.
Revenue	$247.4	$221.4	11.8%	12.0%	
Gross Margin	67.5%	66.4%	110 bps		
SG&A Expense	32.3%	33.2%	(90 bps)		
R&D Expense	9.5%	9.4%	10 bps		
Operating Expenses	41.8%	42.6%	(80 bps)		
Operating Margin	25.7%	23.8%	190 bps		Non-GAAP operating margins increased 190 bps due primarily to gross margin improvement and lower SG&A expenses as a percentage of product revenue.
Tax Rate	21.9%	18.2%	370 bps		Non-GAAP tax rate excludes excess tax benefits from stock based compensation.
Non-GAAP EPS	$0.91	$0.81	12.3%		Non-GAAP EPS increased 12.3% due to constant currency revenue growth of 12.0%, operating margin expansion of 190 bps; offset by higher tax expenses.

[(1)] Non-GAAP measures shown have been adjusted for certain items that are fully described in the Appendix. Please visit the Investor Relations section of the Company's website at www.masimo.com to access additional information related to our Non-GAAP adjustments and Supplementary Financial Information. May not foot due to rounding.

Fourth Quarter 2019 Results – Non-GAAP(1) Non-GAAP(1) Non-GAAP(1) Product Revenue Operating Margin EPS $247M 25.7% $0.91 23.8% $221M $0.81 Constant Currency +12.0% Growth(1) +190 bps +12.3% Q4 2018 Q4 2019 Q4 2018 Q4 2019 Q4 2018 Q4 2019 (1) Non-GAAP measures shown have been adjusted for certain items that are fully described in the Appendix. Please visit the Investor Relations section of the Company’s website at www.masimo.com to access additional information related to our Non-GAAP adjustments and Supplementary Financial Information.

Full Year 2019 Highlights  Total revenue, including royalty and other revenue, was $937.8 million Revenue  Product revenue increased 12.8% to $936.4 million, or 13.6% on a constant currency basis(1) Shipments  Shipments of noninvasive technology boards and monitors were 246,200  GAAP operating margin was 23.6% Profitability  Non-GAAP operating margin(1) was 24.0%  GAAP EPS was $3.44 per diluted share EPS  Non-GAAP EPS(1) was $3.22 per diluted share  Operating cash flow was $221.6 million Cash  Adjusted free cash flow(1) was $153.3 million  Cash and investments balance was $687.7 million (1) Non-GAAP measures shown have been adjusted for certain items that are fully described in the Appendix. Please visit the Investor Relations section of the Company’s website at www.masimo.com to access additional information related to our Non-GAAP adjustments and Supplementary Financial Information.

Full Year 2019 Results – GAAP(1) (in millions; except % and EPS) FY 2019 FY 2018 vs. Prior Year Comments Product revenue includes leased equipment revenues under ASC 842, which Product Revenue $936.4 $829.9 12.8% were ~$10M in FY 2019. GAAP results include royalty and other (non-recurring) revenue. The royalty Royalty and Other Revenue $1.4 $28.4 (95.0%) agreement expired on 10/6/2018. Revenue $937.8 $858.3 9.3% Gross Margin 67.1% 67.0% 10 bps SG&A Expense 33.6% 33.3% 30 bps R&D Expense 9.9% 9.4% 50 bps Operating Expenses 43.5% 42.7% 80 bps GAAP operating margins decreased (60 bps) due to the impact of lower Operating Margin 23.6% 24.2% (60 bps) royalty and other revenues and higher acquisition related costs; offset by operational improvements. GAAP tax rate includes excess tax benefits from stock based compensation, Tax Rate 16.2% 9.5% 670 bps which were $15.7M in FY 2019, compared to $22.0M in FY 2018. GAAP EPS decreased (0.3%) due to the impact of lower royalty and other GAAP EPS $3.44 $3.45 (0.3%) revenues, higher acquisition related costs and lower tax benefits from stock based compensation; offset by operational improvements. (1) May not foot due to rounding.

Full Year 2019 Results – Non-GAAP[(1)]

(in millions; except % and EPS)	FY 2019	FY 2018	vs. Prior Year Reported	vs. Prior Year Constant Currency	Comments
Product Revenue	$936.4	$829.9	12.8%	13.6%	Product revenue includes leased equipment revenues under ASC 842, which were ~$10M in FY 2019.
Royalty and Other Revenue	-	-	-	-	Non-GAAP results exclude royalty and other (non-recurring) revenue.
Revenue	$936.4	$829.9	12.8%	13.6%	
Gross Margin	67.1%	66.0%	110 bps		
SG&A Expense	33.2%	34.3%	(110 bps)		
R&D Expense	10.0%	9.8%	20 bps		
Operating Expenses	43.1%	44.0%	(90 bps)		
Operating Margin	24.0%	22.0%	200 bps		Non-GAAP operating margins increased 200 bps due primarily to gross margin improvement and lower SG&A expenses as a percentage of product revenue.
Tax Rate	22.8%	21.9%	90 bps		Non-GAAP tax rate excludes excess tax benefits from stock based compensation.
Non-GAAP EPS	$3.22	$2.65	21.5%		Non-GAAP EPS increased 21.5% due to constant currency revenue growth of 13.6%, operating margin expansion of 200 bps; offset by higher tax expenses.

[(1)] Non-GAAP measures shown have been adjusted for certain items that are fully described in the Appendix. Please visit the Investor Relations section of the Company's website at www.masimo.com to access additional information related to our Non-GAAP adjustments and Supplementary Financial Information. May not foot due to rounding.

Full Year 2019 Financial Results – Non-GAAP(1) Non-GAAP(1) Non-GAAP(1) Product Revenue Operating Margin EPS $936M 24.0% $3.22 22.0% $830M $2.65 Constant Currency +13.6% Growth(1) +200 bps +21.5% FY 2018 FY 2019 FY 2018 FY 2019 FY 2018 FY 2019 (1) Non-GAAP measures shown have been adjusted for certain items that are fully described in the Appendix. Please visit the Investor Relations section of the Company’s website at www.masimo.com to access additional information related to our Non-GAAP adjustments and Supplementary Financial Information.

Full Year 2020 Financial Guidance  Total revenue, including royalty and other revenue, of $1.035 billion Revenue  Product revenue increasing 10.5% to $1.035 billion, or 11.0% on a constant currency basis(1)  GAAP operating margin of 24.0% Profitability  Non-GAAP operating margin(1) of 24.7%  GAAP EPS of $3.64 per diluted share EPS  Non-GAAP EPS(1) of $3.56 per diluted share (1) Non-GAAP measures shown have been adjusted for certain items that are fully described in the Appendix. Please visit the Investor Relations section of the Company’s website at www.masimo.com to access additional information related to our Non-GAAP adjustments and Supplementary Financial Information.

Full Year 2020 Financial Guidance – GAAP(1) (in millions; except % and EPS) FY 2020 FY 2019 vs. Prior Year Comments Masimo expects that the Connected Care transaction will contribute Product Revenue $1,035.0 $936.4 10.5% approximately one percentage point to its full-year 2020 revenue growth rate. GAAP results include royalty and other (non-recurring) revenue. The royalty Royalty and Other Revenue - $1.4 (100.0%) agreement expired on 10/6/2018. Revenue $1,035.0 $937.8 10.4% Gross Margin 67.7% 67.1% 60 bps Operating Expenses 43.7% 43.5% 20 bps GAAP operating margins increasing 40 bps due to operational improvements Operating Margin 24.0% 23.6% 40 bps offset by the impact of lower royalty and other revenues and higher acquisition related costs. GAAP tax rate includes excess tax benefits from stock based compensation, Tax Rate 19.1% 16.2% 290 bps which are estimated to be ~$11.0M in FY 2020, compared to $15.7M in FY 2019. GAAP operating margins increasing 5.8% due to operational improvements; GAAP EPS $3.64 $3.44 5.8% offset by the impact of lower royalty and other revenues, higher acquisition related costs and lower tax benefits from stock based compensation. (1) May not foot due to rounding.

Full Year 2020 Financial Guidance – Non-GAAP[1]

(in millions; except % and EPS)	FY 2020	FY 2019	vs. Prior Year Reported	vs. Prior Year Constant Currency	Comments
Product Revenue	$1,035.0	$936.4	10.5%	11.0%	Masimo expects that the Connected Care transaction will contribute approximately one percentage point to its full-year 2020 revenue growth rate.
Royalty and Other Revenue	-	-	-	-	Non-GAAP results exclude royalty and other (non-recurring) revenue.
Revenue	$1,035.0	$936.4	10.5%	11.0%	
Gross Margin	68.0%	67.1%	90 bps		
Operating Expenses	43.2%	43.1%	10 bps		
Operating Margin	24.7%	24.0%	70 bps		Non-GAAP operating margins increasing 70 bps due primarily to gross margin improvement; offset by higher costs relating to the Connected Care transaction.
Tax Rate	23.3%	22.8%	50 bps		Non-GAAP tax rate excludes excess tax benefits from stock based compensation.
Non-GAAP EPS	$3.56	$3.22	10.6%		Masimo expects the Connected Care transaction to be slightly dilutive to non-GAAP EPS in 2020 with accretion to non-GAAP EPS beginning in 2021.

[1] Non-GAAP measures shown have been adjusted for certain items that are fully described in the Appendix. Please visit the Investor Relations section of the Company's website at www.masimo.com to access additional information related to our Non-GAAP adjustments and Supplementary Financial Information. May not foot due to rounding.

Full Year 2020 Financial Guidance – Non-GAAP(1) Non-GAAP (1) Non-GAAP (1) Product Revenue Operating Margin EPS $1,035M 24.7% $3.56 24.0% $936M $3.22 Constant Currency +11.0% Growth(1) +70 bps +10.6% FY 2019 FY 2020 FY 2019 FY 2020 FY 2019 FY 2020 (1) Non-GAAP measures shown have been adjusted for certain items that are fully described in the Appendix. Please visit the Investor Relations section of the Company’s website at www.masimo.com to access additional information related to our Non-GAAP adjustments and Supplementary Financial Information.

APPENDICES Improving Patient Outcomes GAAP to Non-GAAP Reducing the Cost of Care® Adjustments and Reconciliations

Description of Non-GAAP Adjustments The non-GAAP financial measures reflect adjustments for the following items, as well as the related income tax effects thereof: Constant currency adjustments Some of our sales agreements with foreign customers provide for payment in currencies other than the U.S. Dollar. These foreign currency revenues, when converted into U.S. Dollars, can vary significantly from period to period depending on the average and quarter-end exchange rates during a respective period. We believe that comparing these foreign currency denominated revenues by holding the exchange rates constant with the prior year period is useful to management and investors in evaluating our product revenue growth rates on a period-to-period basis. We anticipate that fluctuations in foreign exchange rates and the related constant currency adjustments for calculation of our product revenue growth rate will continue to occur in future periods. Royalty and other revenue, net of related costs We derive royalty and other revenue, net of related costs, associated with certain non-recurring contractual arrangements that we do not expect to continue in the future. We believe the exclusion of royalty and other revenue, net of related costs, associated with these certain non-recurring revenue streams is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. Acquisition/strategic investment-related costs, including depreciation and amortization Depreciation and amortization related to the revaluation of assets and liabilities (primarily intangible assets, property, plant and equipment adjustments, inventory revaluation, lease liabilities, etc.) to fair value through purchase accounting related to value created by the seller prior to the acquisition/strategic investment rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Depreciation and amortization related to the revaluation of acquisition related assets and liabilities will generally recur in future periods. In the event the Company acquires, invests in or divests certain business operations, there may be non-recurring gains, losses or expenses that will be recognized related to the assets and/or liabilities sold or acquired that are not representative of normal on-going cash flows. These gains, losses or expenses are excluded from non-GAAP earnings. Litigation damages, awards and settlements In connection with litigation proceedings arising in the course of our business, we have recorded expenses as a defendant in such proceedings in the form of damages, as well as gains as a plaintiff in such proceedings in the form of litigation awards and settlement proceeds. We believe that exclusion of these gains (net of any related costs incurred in the period the award or settlement is recognized) and losses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these expenses and gains are generally unrelated to our core business and/or infrequent in nature.

Description of Non-GAAP Adjustments Realized and unrealized gains or losses from foreign currency transactions: We are exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As the Company does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. Dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, we believe that exclusion of such realized and unrealized gains and losses are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. Realized and unrealized foreign currency gains and losses are likely to recur in future periods. Excess tax benefits from stock-based compensation Current authoritative accounting guidance requires that excess tax benefits or costs recognized on stock-based compensation expense be reflected in our provision for income taxes rather than paid-in capital. Since we cannot control or predict when stock option awards will be exercised or the price at which such awards will be exercised, the impact of such guidance can create significant volatility in our effective tax rate from one period to the next. We believe that exclusion of these excess tax benefits or costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. These excess tax benefits or costs will generally recur in future periods as long as we continue to issue equity awards to our employees. Tax impacts that may not be representative of the ongoing results of our core operations The Tax Cuts and Jobs Act of 2017 (2017 Tax Act) was signed into law in December 2017, and became effective January 1, 2018. The 2017 Tax Act included a number of changes to existing U.S. federal tax law impacting businesses including, among other things, a permanent reduction in the corporate income tax rate from 35% to 21%, a one-time transition tax on the “deemed repatriation” of cumulative undistributed foreign earnings as of December 31, 2017 and changes in the prospective taxation of the foreign operations of U.S. multinational companies. From time to time, we may also record tax benefits relating to the de-recognition of uncertain tax positions due to the expiration of the statutes of limitations. During the twelve months ended December 29, 2018, we recorded a significant tax benefit due to the expiration of the applicable statutes of limitations related to certain non-recurring transactions. We believe that exclusion of the tax charges related to the 2017 Tax Act and the tax benefit resulting from the expiration of certain statutes of limitations related to non- recurring transactions is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis. In this regard, we note that these tax items are unrelated to our core business and non-recurring in nature. Adjusted Free Cash Flow Represents free cash flow (cash flow from operations less cash used for the purchase of property, plant and equipment) adjusted for the impact of cash receipts or payments relating to certain previously described non-GAAP adjustments, which may impact period over period comparability.

Constant Currency Product Revenue(1),(2) RECONCILIATION OF GAAP PRODUCT REVENUE GROWTH TO CONSTANT CURRENCY PRODUCT REVENUE GROWTH 2020 Full Year (in thousands, except percentages) Q4 2018 FY 2018 Q4 2019 FY 2019 Guidance (3) GAAP product revenue $ 221,413 $ 829,874 $ 247,434 $ 936,408 $ 1,035,000 Constant currency F/X adjustments N/A N/A 571 6,702 4,000 Constant currency (non-GAAP) product revenue $ 221,413 $ 829,874 $ 248,005 $ 943,110 $ 1,039,000 GAAP product revenue growth 11.8% 12.8% 10.5% Constant currency (non-GAAP) product revenue growth 12.0% 13.6% 11.0% (1) Please visit the Investor Relations section of the Company’s website at www.masimo.com to access additional information related to our Non-GAAP adjustments and Supplementary Financial Information. (2) Reported amounts may vary from amounts previously reported due to rounding conventions; Note items may not foot due to rounding. (3) Reflects current guidance provided on February 19, 2020.

Non-GAAP Gross Margin %(1),(2) RECONCILIATION OF GAAP GROSS PROFIT/MARGIN TO NON-GAAP GROSS PROFIT/MARGIN: (in thousands, except percentages) 2020 Full Year Q4 2018 FY 2018 Q4 2019 FY 2019 Guidance (3) GAAP gross profit/margin $ 148,331 $ 574,892 $ 166,923 $ 629,172 $ 700,400 Non-GAAP adjustments: Royalty and other revenue, net of related costs (1,535) (27,704) (45) (1,262) - Acquisition & investment related costs 114 458 167 511 #REF! 3,000 Total non-GAAP gross profit/margin adjustments (1,421) (27,246) 122 (751) 3,000 Non-GAAP gross profit/margin $ 146,910 2 $ 547,645 $ 167,046 $ 628,421 $ 703,400 Non-GAAP gross margin % (4) 66.4% 66.0% 67.5% 67.1% 68.0% (1) Please visit the Investor Relations section of the Company’s website at www.masimo.com to access additional information related to our Non-GAAP adjustments and Supplementary Financial Information. (2) Reported amounts may vary from amounts previously reported due to rounding conventions; Note items may not foot due to rounding. (3) Reflects current guidance provided on February 19, 2020. (4) Calculated as a percentage of product revenue.

Non-GAAP Operating Expense %[1],[2]

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES:

(in thousands, except percentages)

	Q4 2018	FY 2018	Q4 2019	FY 2019	2020 Full Year Guidance [3]
GAAP selling, general and administrative operating expenses	$ 73,713	$ 285,417	$ 81,943	$ 314,661	
Non-GAAP adjustments:					
Acquisition & investment related costs	(246)	(984)	(1,968)	(4,218)	
Non-GAAP selling, general and administrative operating expenses	$ 73,467	$ 284,433	$ 79,976	$ 310,443	
Non-GAAP selling, general and administrative operating expenses % [4]	33.2%	34.3%	32.3%	33.2%	
GAAP research and development operating expenses	$ 20,788	$ 81,006	$ 23,423	$ 93,295	
Non-GAAP adjustments:					
Acquisition & investment related costs	-	-	-	-	
Non-GAAP research and development operating expenses	$ 20,788	$ 81,006	$ 23,423	$ 93,295	
Non-GAAP research and development operating expenses % [4]	9.4%	9.8%	9.5%	10.0%	
GAAP litigation settlement, award and/or defense costs	$ (75)	$ 425	$ -	$ -	
Non-GAAP adjustments:					
Litigation damages, awards and settlements	75	(425)	-	-	
Non-GAAP litigation settlement, award and/or defense costs	$ -	$ -	$ -	$ -	
GAAP operating expenses	$ 94,425	$ 366,848	$ 105,366	$ 407,956	$ 452,400
Non-GAAP adjustments:					
Acquisition & investment related costs	(246)	(984)	$ (1,968)	(4,218)	(5,000)
Litigation damages, awards and settlements	75	(425)	-	-	-
Total non-GAAP operating expense adjustments	(171)	(1,409)	(1,968)	(4,218)	(5,000)
Non-GAAP operating expenses	$ 94,255	$ 365,439	$ 103,398	$ 403,738	$ 447,400
Non-GAAP operating expenses % [4]	42.6%	44.0%	41.8%	43.1%	43.2%

[1] Please visit the Investor Relations section of the Company's website at www.masimo.com to access additional information related to our Non-GAAP adjustments and Supplementary Financial Information.
[2] Reported amounts may vary from amounts previously reported due to rounding conventions; Note items may not foot due to rounding.
[3] Reflects current guidance provided on February 19, 2020.
[4] Calculated as a percentage of product revenue.

Masimo

Non-GAAP Operating Margin %(1),(2) RECONCILIATION OF GAAP OPERATING INCOME/MARGIN TO NON-GAAP OPERATING INCOME/MARGIN: (in thousands, except percentages) 2020 Full Year Q4 2018 FY 2018 Q4 2019 FY 2019 Guidance (3) GAAP operating income/margin $ 53,906 $ 208,044 $ 61,557 $ 221,216 $ 248,000 Non-GAAP adjustments: Royalty and other revenue, net of related costs (1,535) (27,704) (45) (1,262) - Acquisition & investment related costs 361 1,442 2,135 4,729 8,000 Litigation damages, awards and settlements (75) 425 - - - Total non-GAAP operating income/margin adjustments (1,250) (25,837) $ 2,090 - 3,467 8,000 Non-GAAP operating income/margin $ 52,655 $ 182,206 $ 63,647 $ 224,683 $ 256,000 Non-GAAP operating income % (4) 23.8% 22.0% 25.7% 24.0% 24.7% (1) Please visit the Investor Relations section of the Company’s website at www.masimo.com to access additional information related to our Non-GAAP adjustments and Supplementary Financial Information. (2) Reported amounts may vary from amounts previously reported due to rounding conventions; Note items may not foot due to rounding. (3) Reflects current guidance provided on February 19, 2020. (4) Calculated as a percentage of product revenue.

Non-GAAP Net Income and Diluted EPS[(1),(2)]

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME:

(in thousands, except percentages)

	Q4 2018	FY 2018	Q4 2019	FY 2019	2020 Full Year Guidance [(3)]
GAAP net income	$ 46,934	$ 193,543	$ 52,921	$ 196,216	$ 210,500
Non-GAAP adjustments:					
Royalty and other revenue, net of related costs	(1,535)	(27,704)	(45)	(1,262)	-
Acquisition & investment related costs:					
Cost of goods sold	114	458	167	511	3,000
Operating expenses	246	984	1,968	4,218	5,000
Subtotal - Acquisition & investment related costs	361	1,442	2,135	4,729	8,000
Litigation damages, awards and settlements					
Operating expenses	(75)	425	-	-	-
Non-operating other (income) expense:					
Realized and unrealized foreign currency gains or losses	1,263	2,027	312	627	-
Tax impact of non-GAAP net income adjustments	(513)	5,532	(566)	(689)	(1,900)
Expiration of certain statues of limitation related to unique and non-recurring tax positions	-	(4,169)	-	-	-
Excess tax benefits from stock-based compensation	(294)	(22,036)	(2,631)	(15,692)	(11,000)
2017 U.S. Tax Reform	(675)	(675)	-	-	-
Total non-GAAP net income adjustments	(1,468)	(45,157)	(796)	(12,286)	(4,900)
Non-GAAP net income	$ 45,465	$ 148,385	$ 52,126	$ 183,930	$ 205,600
Weighted average shares outstanding - diluted	56,449	56,039	57,267	57,100	57,800
Non-GAAP net income per diluted share	$ 0.81	$ 2.65	$ 0.91	$ 3.22	$ 3.56

Masimo

(1) Please visit the Investor Relations section of the Company's website at www.masimo.com to access additional information related to our Non-GAAP adjustments and Supplementary Financial Information.
(2) Reported amounts may vary from amounts previously reported due to rounding conventions; Note items may not foot due to rounding.
(3) Reflects current guidance provided on February 19, 2020.

Adjusted Free Cash Flow(1),(2) RECONCILIATION OF FREE CASH FLOW TO ADJUSTED FREE CASH FLOW (in thousands, except percentages) Q4 2018 FY 2018 Q4 2019 FY 2019 Net cash provided by operating activities Net cash provided by operating activities $ 63,222 $ 239,527 $ 70,224 $ 221,640 Purchases of property and equipment, net (4,827) (17,126) (12,311) 153,265.00 (68,375) Free cash flow 58,395 222,401 57,913 153,265 Litigation damages, awards and settlements - - - - Tax payments related to litigation awards and damages - - - - Adjusted free cash flow $ 58,395 $ 222,401 $ 57,913 $ 153,265 (1) Please visit the Investor Relations section of the Company’s website at www.masimo.com to access additional information related to our Non-GAAP adjustments and Supplementary Financial Information. (2) Reported amounts may vary from amounts previously reported due to rounding conventions; Note items may not foot due to rounding.